UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, Occidental Petroleum Corporation announced the retirement of R. Casey Olson, Executive Vice President, and President, Oxy Oil and Gas, International. The full text of the press release is attached to this report as Exhibit 99.1.

In a related development, Oxy announced on March 26, 2009 that Edward A. “Sandy” Lowe, a Vice President of Occidental Petroleum Corporation, has been named President, Oxy Oil and Gas - International Production for Occidental Oil and Gas Company. Mr. Lowe has been a senior member of Oxy’s international team for over 10 years, and has more than 35 years of industry experience, including 24 years with Oxy in a number of engineering and project development leadership positions. His most recent position was Executive Vice President, Oxy Oil & Gas - International Production and Engineering.

Oxy’s international business development activities will continue to be headquartered in Abu Dhabi and led by Rolf Monjo, Executive Vice President, Oxy Oil and Gas - International Business Development for Occidental Oil and Gas Company. The full text of the press release is attached to this report as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated March 25, 2009.

99.2	Press release dated March 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: March 27, 2009	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press release dated March 25, 2009.

99.2	Press release dated March 26, 2009.